Exhibit 10.4

AMENDMENT NO. 1 TO SHARED SERVICES AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to the SHARED SERVICES AGREEMENT is made and entered into as of January 31, 2014 (the “Amendment Date”) and shall become effective upon the closing of an IPO. This Amendment amends that certain Shared Services Agreement dated as of May 23, 2013, as amended from time to time (the “Services Agreement”), by and between Ruthigen, Inc., a Delaware corporation (“Ruthigen”) and Oculus Innovative Sciences, Inc., a Delaware corporation (“Oculus”). Capitalized terms used and not defined herein shall have the meanings given to them in the Services Agreement.

WHEREAS, Section 15(d) of the Services Agreement provides that the Services Agreement may be amended in a writing signed by both Parties;

WHEREAS, the Parties wish to amend certain sections of the Services Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. Deletion of fourth Recital. The text of the fourth Recital of the Services Agreement is hereby deleted in its entirety and the following language is inserted in lieu thereof:

“WHEREAS, Oculus has provided to Ruthigen prior to the Amendment Date the Standard Activities on a non-billed basis, and, from the Amendment Date and during the 180 days following the closing of the IPO, the parties desire that Oculus may provide the Standard Activities to Ruthigen on a billable basis in accordance with the amounts specified in Exhibit A;”

2. Amendment to Section 2. The text of Section 2 of the Services Agreement is hereby deleted in its entirety and the following language is inserted in lieu thereof:

“Standard Activities. To the extent Oculus has the ability to do so and it agrees to provide such in each instance, Oculus shall provide Ruthigen with Standard Activities on a billable basis in accordance with the amounts specified in Exhibit A during the 180 days following the closing of the IPO, if reasonably requested by Ruthigen and pre-approved by one of Ruthigen’s executive officers. For the avoidance of doubt, nothing in this Agreement alters Oculus’ obligations and Ruthigen’s rights as set forth in Section 6.13(b) of the License Agreement.”

3. Amendment to Section 4. The text of Section 4 of the Services Agreement is hereby deleted in its entirety and the following language is inserted in lieu thereof:

“Access to Oculus Facilities. From the Effective Date continuing throughout the term of this Agreement, authorized personnel of Ruthigen shall be permitted access to Oculus’ facilities currently located at 1129 N. McDowell Blvd., Petaluma, California, and the Seattle facilities currently located at 454 North 34th Street, Seattle, WA 98103 (the “Facilities”) during normal business hours (the “Access”). Authorized personnel of Ruthigen will be granted access outside of normal business hours upon 48 hours prior written notice to Oculus however all access shall also be subject to any written policies in place for Oculus and its employees. Proper purposes for accessing the Facilities include: conducting general business functions, conducting meetings, conducting laboratory tests; compliance audits, manufacturing training, and performance research and development; meeting with Oculus personnel with respect to the services to be provided by certain personnel to Ruthigen under this Agreement, including general business, research and development, manufacturing and laboratory activities; quality assurance testing and operations; and other activities. Ruthigen shall have no office space at the Facilities and Oculus shall have no obligation to provide office space to Ruthigen. Ruthigen shall comply, and shall cause any and all of its personnel who access the Facilities to comply, with all terms and conditions of the real property lease between Oculus and its landlord with respect to the use of the Facilities and all Oculus policies and instructions.”

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4. Effect of this Amendment. Except as specifically amended as set forth herein, each term and condition of the Services Agreement shall continue in full force and effect.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws in force in the State of California, without giving effect to the choice of laws provisions thereof.

6. Counterparts; Facsimile Signatures. This Amendment may be executed or consented to in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile or electronically and, upon such delivery, the facsimile or electronically transmitted signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

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IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to Services Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

OCULUS OCULUS INNOVATIVE SCIENCES INC.		RUTHIGEN RUTHIGEN, INC.

By:	/s/ James Schutz	By:	/s/ Hojabr Alimi
Name:	James Schutz	Name:	Hojabr Alimi
Title:	Chief Executive Officer	Title:	Chief Executive Officer
Date:	January 31, 2014	Date:	January 31, 2014

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